Exhibit 99.1

PRESS RELEASE

June 25, 2019

CLOUD PEAK ENERGY ANNOUNCES EXTENSION OF ITS PREVIOUSLY ANNOUNCED TENDER OFFER FOR HOLDERS OF 2021 NOTES TO PARTICIPATE IN DIP FINANCING

Gillette, Wyo. — Cloud Peak Energy Inc. (OTC: CLDPQ)  (the “Company”, “Cloud Peak Energy” or “we”) announces the extension of its previously announced tender offer providing the opportunity for the holders of record as of May 17, 2019 of the Second Lien Senior Secured Notes due 2021 (the “2021 Notes”) issued by Cloud Peak Energy Resources LLC and Cloud Peak Energy Finance Corp. (the “Tender Offer”) to (i) participate as a lender in its $35.0 million Superpriority Senior Secured Priming Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) on a pro rata basis up to such holder’s percentage ownership of the outstanding 2021 Notes and (ii) to exchange, or “roll-up”, a principal amount of their 2021 Notes equal to 80% of their commitments as a lender under the DIP Credit Agreement for an equal amount of additional loans under the DIP Credit Agreement.

As a result of a change in the date for the hearing before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to consider entry of an order approving the relief granted and contemplated in Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing Secured by Senior Priming Liens and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection, (IV) Modifying the Automatic Stay and (V) Granting Related Relief [Docket No. 106] on a final basis (the “Final DIP Order”), the Company announced an extension of the expiration date of the Tender Offer.  The following reflects the updated dates with respect to the Tender Offer, which are subject to change:

Event	Updated Date and Time	Original Date and Time
Date of Entry of Final DIP Order	July 18, 2019	July 2, 2019
Expiration Time	5:00 p.m., New York City Time on July 26, 2019	5:00 p.m., New York City Time on July 11, 2019
Initial Closing Date	August 1, 2019	July 16, 2019

The Notice and Subscription Form for Non-Backstop Parties, which contains the terms and conditions of the tender offer for holders of 2021 Notes (other than holders that are existing lenders under the DIP Credit Agreement), is available under the DIP Syndication Material tab at https://cases.primeclerk.com/cloudpeakenergy/.  The disclosure herein is subject to and qualified in its entirety by reference to the Notice and Subscription Form for Non-Backstop Parties and documents referred to therein and, in the event of any conflict, the terms of such documents shall control.

None of the Company, its Board of Directors, the administrative agent under the DIP Credit Agreement or the information agent is making any recommendation as to whether holders should tender their 2021 Notes in response to the Notice and Subscription Form or otherwise participate in the Tender Offer, and none of them have authorized any person to make any such recommendation.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (OTC:CLDPQ) is headquartered in Wyoming and is the only pure-play Powder River Basin coal company. As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services. The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana. In 2018, Cloud Peak Energy sold approximately 50 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers. With approximately 1,300 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately two percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, the anticipated timing and terms of the Tender Offer, statements regarding the Board of Directors’ strategic evaluation process, our operational and financial priorities, our responses to the structural changes in the U.S. coal industry, our efforts to position our company for future growth opportunities, and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding our ability to continue as a going concern, our ability to successfully complete a sale process under Chapter 11; potential adverse effects of the Chapter 11 cases on our liquidity and results of operations; our ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 cases; objections to our sale process or other pleadings filed that could protract the Chapter 11 cases; employee attrition and our ability to retain senior management and other key personnel due to the distractions and uncertainties, including our ability to provide adequate compensation and benefits during the Chapter 11 cases; our ability to comply with the restrictions imposed by our Accounts Receivable Securitization Program (the “A/R Securitization Program”), the DIP financing and other financing arrangements; our ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the bankruptcy petitions on our company and on the interests of various constituents, including holders of our common stock; the Bankruptcy Court’s rulings in the Chapter 11 cases, and the outcome of the Chapter 11 cases generally; the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third party motions in the Chapter 11 cases, which may interfere with our ability to consummate a sale; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Cloud Peak Energy Inc.
(720) 566-2932
Investor Relations

Meaghan Repko / Andrew Squire
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449